                                                                 Exhibit 3.62(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                             MOUNTAIN COALS, INC.

     FIRST:    The name of the Corporation is Mountain Coals, Inc.

     SECOND:   The address of the registered office of the Corporation in the
State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of the par value of one dollar ($1,00) each, to be designated Common Stock.

     FIFTH:    The name and mailing address of the incorporator is James F.
Hughey, Jr., 600 North 18th Street, Birmingham, Alabama 35203.

     SIXTH:    The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:


Name                                                    Mailing Address
----                                                    ---------------

John M. Harbert, III                                  P.O. Box 1297
                                                      Birmingham, Alabama 35201

Edwin M. Dixon                                        P.O. Box 1297
                                                      Birmingham, Alabama 35201

William H. Rossman                                    P.O. Box 1297
                                                      Birmingham, Alabama 35201

     SEVENTH: Election of directors need not be by ballot except and to the extent provided in the By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, and consistently with such laws, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, subject to the power of the holders of stock having voting power thereon to alter, amend or repeal the By-Laws made by the Board of Directors. The Corporation may in its By-Laws confer powers upon its directors in addition to the foregoing and in addition to the powers and authority expressly conferred upon them by the laws of the State of Delaware.

     EIGHTH:   The directors in their discretion may submit any contract or other transaction or act for approval or ratification by the stockholders by written consent or at any meeting of the stockholders, and any contract or other transaction or act that shall be approved or be ratified by the written consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote with respect to such approval or ratification or by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all of the stockholders of the Corporation, as though it had been approved or ratified by every stockholder of the Corporation.

     NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts hereinabove stated are true, and accordingly have hereunto set my hand this 2nd day of November, 1976.

                                         /s/ James F. Hughey, Jr.
                                         ------------------------
                                             JAMES F. HUGHEY, JR.

                                                                 Exhibit 3.62(a)

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             MOUNTAIN COALS, INC.
                             --------------------

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Mountain Coals, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the entire Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the corporation is CYPRUS MOUNTAIN COALS CORPORATION."

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The effective date of the Amendment herein certified shall be the date of filing.

     Signed and attested to on June 5, 1987.



                                                   /s/ Chester B. Stone, Jr.
                                                   -------------------------
                                                       Chester B. Stone, Jr.
                                                       Executive Vice President


ATTEST:


/s/ Deborah J. Friedman
-----------------------
    Deborah J. Friedman
    Assistant Secretary

                                                                 Exhibit 3.62(a)

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                       CYPRUS MOUNTAIN COALS CORPORATION

     It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is Cyprus Mountain Coals Corporation.

     2. The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

          "FIRST"   The name of the corporation is: Mountain Coals Corporation."

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The effective date of the Amendment herein certified shall be the date of filing.

     Signed and attested this the _____ day of June, 1998.

                                    CYPRUS MOUNTAIN COALS CORPORATION



                                    BY: /s/ Scott Dyer
                                        ----------------------
                                    TITLE: Vice President
                                         ---------------------